Exhibit 10.4

                                                               EXECUTION VERSION
================================================================================


                   SECOND LIEN GUARANTY AND SECURITY AGREEMENT

                          Dated as of January 10, 2008

                                      among

                                GOAMERICA, INC.,
                                   as Borrower

                                       and

                   Each Grantor From Time to Time Party Hereto

                                       and

                         CLEARLAKE CAPITAL GROUP, L.P.,
                             as Administrative Agent

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINED TERMS                                                        1

    Section 1.1  Definitions ..............................................    1
    Section 1.2  Certain Other Terms ......................................    4

ARTICLE II GUARANTY                                                            4

    Section 2.1  Guaranty .................................................    4
    Section 2.2  Limitation of Guaranty ...................................    5
    Section 2.3  Contribution .............................................    5
    Section 2.4  Authorization; Other Agreements ..........................    5
    Section 2.5  Guaranty Absolute and Unconditional ......................    6
    Section 2.6  Waivers ..................................................    7
    Section 2.7  Reliance .................................................    7

ARTICLE III GRANT OF SECURITY INTEREST                                         7

    Section 3.1  Collateral ...............................................    7
    Section 3.2  Grant of Security Interest in Collateral .................    8

ARTICLE IV REPRESENTATIONS AND WARRANTIES                                      8

    Section 4.1  Title; No Other Liens ....................................    8
    Section 4.2  Perfection and Priority ..................................    9
    Section 4.3  Jurisdiction of Organization; Chief Executive Office .....    9
    Section 4.4  Locations of Inventory, Equipment and Books and Records ..   10
    Section 4.5  Pledged Collateral .......................................   10
    Section 4.6  Instruments and Tangible Chattel Paper
                 Formerly Accounts ........................................   10
    Section 4.7  Intellectual Property ....................................   10
    Section 4.8  Commercial Tort Claims ...................................   10
    Section 4.9  Specific Collateral ......................................   11
    Section 4.10 Promissory Notes and Debt Securities .....................   11
    Section 4.11 Governmental Licenses ....................................   11
    Section 4.12 Motor Vehicles ...........................................   11
    Section 4.13 Representations and Warranties of the
                 Second Lien Credit Agreement .............................   11

ARTICLE V COVENANTS                                                           11

    Section 5.1  Maintenance of Perfected Security Interest;
                 Further Documentation and Consents .......................   11
    Section 5.2  Changes in Locations, Name, Etc ..........................   13
    Section 5.3  Pledged Collateral .......................................   13
    Section 5.4  Accounts .................................................   14
    Section 5.5  Commodity Contracts ......................................   14
    Section 5.6  Delivery of Instruments and Tangible Chattel
                 Paper and Control of Investment
                 Property, Letter-of-Credit Rights and
                 Electronic Chattel Paper .................................   14
    Section 5.7  Intellectual Property ....................................   15
    Section 5.8  Notices ..................................................   16
    Section 5.9  Notice of Commercial Tort Claims .........................   16
    Section 5.10 Compliance with Second Lien Credit Agreement .............   16


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

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

ARTICLE VI REMEDIAL PROVISIONS                                                17

    Section 6.1  Code and Other Remedies ..................................   17
    Section 6.2  Accounts and Payments in Respect of General Intangibles ..   20
    Section 6.3  Pledged Collateral .......................................   21
    Section 6.4  Proceeds to be Turned Over to and Held
                 by Administrative Agent ..................................   21
    Section 6.5  Private Sales ............................................   22
    Section 6.6  Deficiency ...............................................   22

ARTICLE VII THE ADMINISTRATIVE AGENT                                          23

    Section 7.1  Administrative Agent's Appointment as Attorney-in-Fact ...   23
    Section 7.2  Authorization to File Financing Statements ...............   24
    Section 7.3  Authority of Administrative Agent ........................   24
    Section 7.4  Duty; Obligations and Liabilities ........................   25

ARTICLE VIII MISCELLANEOUS                                                    25

    Section 8.1  Reinstatement ............................................   25
    Section 8.2  Release of Collateral ....................................   26
    Section 8.3  Independent Obligations ..................................   26
    Section 8.4  No Waiver by Course of Conduct ...........................   26
    Section 8.5  Amendments in Writing ....................................   27
    Section 8.6  Additional Grantors; Additional Pledged Collateral .......   27
    Section 8.7  Notices ..................................................   27
    Section 8.8  Successors and Assigns ...................................   27
    Section 8.9  Counterparts .............................................   27
    Section 8.10 Severability .............................................   27
    Section 8.11 Governing Law ............................................   28
    Section 8.12 Jurisdiction .............................................   28
    Section 8.13 WAIVER OF JURY TRIAL .....................................   28
    Section 8.14 Subordination ............................................   28
    Section 8.15 Hands On .................................................   30
    Section 8.16 Intercreditor Agreement ..................................   30


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

                                TABLE OF CONTENTS
                                   (continued)

ANNEXES AND SCHEDULES

     Annex 1        Form of Pledge Amendment
     Annex 2        Form of Joinder Agreement
     Annex 3        Form of Intellectual Property Security Agreement

     Schedule 1     Commercial Tort Claims
     Schedule 2     Filings
     Schedule 3     Jurisdiction of Organization; Chief Executive Office
     Schedule 4     Location of Inventory and Equipment
     Schedule 5     Pledged Collateral
     Schedule 6     Intellectual Property
     Schedule 7     Promissory Notes and Debt Securities
     Schedule 8     Governmental Licenses
     Schedule 9     Motor Vehicles

            SECOND LIEN GUARANTY AND SECURITY AGREEMENT, dated as of January 10, 2008, by GOAMERICA, INC., a Delaware corporation, (the "Borrower"), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with the Borrower, the "Grantors"), in favor of CLEARLAKE CAPITAL GROUP, L.P., a Delaware limited partnership, as Administrative Agent (in such capacity, together with its successors and permitted assigns, the "Administrative Agent") for the Lenders and each other Secured Party (each as defined in the Second Lien Credit Agreement referred to below).

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Second Lien Credit Agreement dated as of January 10, 2008 (as the same may be modified from time to time, the "Second Lien Credit Agreement") among the Borrower, the Administrative Agent and the Lenders from time to time party thereto, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, each Grantor has agreed to guaranty the Obligations (as defined in the Second Lien Credit Agreement);

            WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit to the Borrower under the Second Lien Credit Agreement; and

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Second Lien Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent.

            NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Administrative Agent to enter into the Second Lien Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

                                   ARTICLE I

                                  DEFINED TERMS

      Section 1.1 Definitions.

            (a) Capital terms used herein without definition are used as defined in the Second Lien Credit Agreement.

            (b) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): "account", "account debtor", "as-extracted collateral", "certificated security", "chattel paper", "commercial tort claim", "commodity contract", "deposit account", "electronic chattel paper", "equipment", "farm products", "fixture", "general intangible", "goods", "health-care-insurance receivable", "instruments", "inventory",
"investment   property",   "letter-of-credit
right", "proceeds", "record", "securities account", "security", "supporting obligation" and "tangible chattel paper".

            (c) The following terms shall have the following meanings:

            "Agreement" means this Second Lien Guaranty and Security Agreement.

            "Applicable IP Office" means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

            "Collateral" has the meaning specified in Section 3.1.

            "Collateral Update Certificate" has the meaning specified in Section 5.1(c).

            "Excluded Equity" means any voting stock in excess of 66% of the outstanding voting stock of any Excluded Foreign Subsidiary. For the purposes of this definition, "voting stock" means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations ss. 1.956-2(c)(2)).

            "Excluded Property" means, collectively, (i) Excluded Equity, (ii) any permit or license of, or any Contractual Obligation entered into by, any Grantor (A) that prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law or required consent is not obtained (and immediately upon the lapse, termination, unenforceability or ineffectiveness of any such prohibition or grant of such required consent, the Collateral shall include, and Grantors shall be deemed to have automatically granted a security interest in, all such permits, licenses, Contractual Obligations or Stock or Stock Equivalents no longer subject to such prohibition or required consent), (iii) fixed or capital assets owned by any Grantor that is subject to a purchase money Lien or a Capital Lease if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such equipment and (iv) any U.S. "intent to use" Trademark applications for which a statement of use has not been filed and accepted (but only until such statement of use is filed and has been accepted); provided, however, that "Excluded Property" shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

            "Guaranteed Obligations" has the meaning set forth in Section 2.1.

            "Guarantor" means each Grantor (other than the Borrower).

            "Guaranty" means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.


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

            "Inventory" means any "inventory," as such item is defined in the code, now owned or hereafter acquired by any Loan Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Loan Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Loan Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

            "Pledged Certificated Stock" means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 5. Pledged Certificated Stock excludes any Excluded Property.

            "Pledged Collateral" means, collectively, the Pledged Stock and the Pledged Debt Instruments.

            "Pledged Debt Instruments" means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 5, issued by the obligors named therein.

            "Pledged Investment Property" means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments.

            "Pledged Stock" means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

            "Pledged Uncertificated Stock" means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Constituent Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property.

            "Registered Intellectual Property" means all Patents, Trademarks and Copyrights that are covered by issued patents or registrations or pending patent application or applications for registration, excluding any Internet Domain Names and any Excluded Property.

            "Security Cash Collateral Account" means a Cash Collateral Account that is not a L/C Cash Collateral Account under and as defined in the First Lien Credit Agreement.

            "Software" means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or


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

otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

            "Subsidiary Guarantor" means any Guarantor that is a Subsidiary of the Borrower.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Administrative Agent's or any other Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

            "Vehicles" means all vehicles covered by a certificate of title law of any state.

      Section 1.2 Certain Other Terms.

            (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms "herein", "hereof" and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor's Collateral or any relevant part thereof.

            (b) Section 1.5 (Interpretation) of the Second Lien Credit Agreement is applicable to this Agreement as and to the extent set forth therein.

            (c) The term "payment in full" or "paid in full" with respect to the Obligations, the Secured Obligations, the Guaranteed Obligations or the Senior Obligations means upon (A) termination of the Commitments, (B) payment and satisfaction in full of all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable by the holder of such obligation, (C) deposit of cash collateral with respect to all contingent Obligations (other than contingent indemnification obligations as to which no claim has been asserted), in amounts required under Section 9.3 of the Second Lien Credit Agreement and on terms and conditions and with parties satisfactory to the Administrative Agent and each Indemnitee that is owed such Obligations and (D) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Loan Parties each in form and substance acceptable to the Administrative Agent.

                                   ARTICLE II

                                    GUARANTY

      Section  2.1  Guaranty.  To induce the  Lenders  to make the  Loans,  each
Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance


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

with any Loan Document, of all the Obligations of each other Loan Party whether existing on the date hereof or hereinafter incurred or created (the "Guaranteed Obligations"). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection. Each Guarantor agrees that its obligations under this Agreement shall not be discharged until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted) are paid in full. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations.

      Section 2.2 Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Subsidiary Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and
Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, "Fraudulent Transfer Laws"). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in
Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

      Section 2.3 Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Loans and other Obligations and
(b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Subsidiary Guarantor's net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantors on such date.

      Section 2.4 Authorization; Other Agreements. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

            (a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document, in each case in accordance with the terms of the Second Lien Credit Agreement and the other Loan Documents;

            (b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

            (c) refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

            (d) (i) Sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect,


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

impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

            (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

      Section 2.5 Guaranty Absolute and Unconditional. To the maximum extent permitted by Requirements of Law, each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Administrative Agent):

            (a) the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

            (b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

            (c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

            (d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower's other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

            (e) any foreclosure, whether or not through judicial sale, and any other Sale of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party's rights under any applicable Requirement of Law; or

            (f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any of such Borrower's other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.


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

      Section 2.6 Waivers. Each Guarantor hereby unconditionally and irrevocably waives, to the maximum extent permitted by Requirements of Law, and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder prior to the payment in full of the Guaranteed Obligations or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

      Section 2.7 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

                                  ARTICLE III

                           GRANT OF SECURITY INTEREST

      Section 3.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

            (a) all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property and any supporting obligations related thereto (including any Pledged Collateral);

            (b) the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Administrative Agent pursuant to Section 5.9;

            (c) all books and records pertaining to the other property described in this Section 3.1;

            (d) all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

            (e) all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

            (f) to the extent not otherwise included, all proceeds of the foregoing;

provided, however, that "Collateral" shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall automatically be deemed at all times from and after the date such property ceases to be Excluded Property to constitute Collateral.

      Section 3.2 Grant of Security Interest in Collateral.

            (a) Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (the "Secured Obligations"), hereby mortgages, pledges and hypothecates to the Administrative Agent, for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

            (b) With respect to any provision in this Agreement which requires any Grantor to deliver possession or control of any negotiable document, instrument, certificated securities, promissory notes, deposit accounts, securities accounts, commodity accounts, and letter of credit rights or other
Collateral requiring possession or control thereof in order to perfect the security interest of the Administrative Agent therein under the UCC or for the secured party to be named as such under any control agreement, until no Obligations (as defined in the First Lien Credit Agreement) are outstanding, no such delivery or giving of control to the Agent shall be required to the extent such Collateral is delivered to or control is given to the First Lien Collateral Agent in accordance with the First Lien Loan Documents and the Intercreditor Agreement., it being understood that the First Lien Collateral Agent is acting as agent and bailee for the benefit of the Administrative Agent pursuant to the terms of the Intercreditor Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            To induce the Lenders and the Administrative Agent to enter into the Loan Documents, each Grantor represents and warrants to each of them and the other Secured Parties each of the following after giving effect to the Verizon TRS Acquisition and the consummation of the Hands On Merger on the Closing Date:

      Section 4.1 Title; No Other Liens. Except for the Lien granted to the Administrative Agent pursuant to this Agreement and other Permitted Liens (except for those Permitted Liens not permitted to exist on any Collateral) under any Loan Document (including Section 4.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien, other than Permitted Liens.

      Section 4.2 Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in all Collateral subject, for the following Collateral, to the occurrence of the following filings and other actions: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the proper and timely completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Administrative Agent in completed and duly authorized form) and to the filing of continuation statements as provided under applicable law, (ii) with respect to any deposit account, the execution of Control Agreements, (iii) in the case of all Registered Intellectual Property for which UCC filings are insufficient, all appropriate filings having been made with the Applicable IP Office (it being understood that additional filings may be required to perfect the Administrative Agent's security interest in any Registered Intellectual Property acquired by such Grantor after the date hereof, subject to the qualifications set forth in
Section 5.7(e), (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the Administrative Agent over such letter-of-credit rights,
(v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Administrative Agent over such electronic chattel paper and (vi) in the case of Vehicles, the actions required under
Section 5.1(e). Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Administrative Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Administrative Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form held in a securities account, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Administrative Agent of such instruments and tangible chattel paper. Except as set forth in this Section 4.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

      Section 4.3 Jurisdiction of Organization; Chief Executive Office. Such Grantor's (a) jurisdiction of organization or formation, (b) exact legal name (as it appears in such Grantor's Constituent Documents), (c) organizational identification number, if any, issued by the jurisdiction of organization or formation, (d) type of organization, (e) Federal Taxpayer Identification Number,
(f) other jurisdictions in which it is qualified to do business, (g) location of its chief executive office or sole place of business, (h) legal name, jurisdiction of organization or formation, location of chief executive office, identity or organizational structure (including by merger or consolidation with any other Person) if different than otherwise provided in this Section 4.3 within the prior five (5)-year period, and (i) assets acquired from any other Person (other than Inventory and Equipment in the ordinary course from persons in the business of selling such goods), in each case as of the date hereof, is specified on Schedule 3.

      Section 4.4 Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor's inventory and equipment (other than inventory or equipment in transit in the ordinary course of business or Collateral having an aggregate value of less than $100,000) and books and records concerning the Collateral are kept at the locations listed on Schedule 4.

      Section 4.5 Pledged Collateral.

            (a) As of the Closing Date the Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 5 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships), and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles relating to enforceability.

            (b) As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the First Lien Collateral Agent in accordance with Section 5.3(a).

            (c) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and, subject to the governing documents of such issuer, and applicable law, be entitled to participate in the management of the issuer of such Pledged Stock to the same extent as such Grantor and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

      Section 4.6 Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the First Lien Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).

      Section 4.7 Intellectual Property. As of the Closing Date, Schedule 6 sets forth a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Registered Intellectual Property, (ii) Internet Domain Names and (iii) Material Intellectual Property and material Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) as applicable, the jurisdiction in which such item has been registered or otherwise arises or in which a patent application or an application for registration has been filed and is pending, (4) as applicable, the patent, registration or application number and issuance, registration or application date and (5) any IP Licenses granted by the Grantor with respect thereto.

      Section 4.8 Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

      Section 4.9 Specific Collateral. Except as disclosed from time to time to the Administrative Agent, none of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

      Section 4.10 Promissory Notes and Debt Securities. As of the Closing Date,
Schedule 7 hereto sets forth for each Grantor a list of all promissory notes and debt securities payable or due to such Grantor by or from any other Person (including any other Grantor) that will not be repaid on the Closing Date.

      Section 4.11 Governmental Licenses. Schedule 8 hereto sets forth for each Grantor a description of each material license from a Governmental Authority which is, as of the date hereof, necessary to the conduct of the business of such Grantor as conducted on the date hereof.

      Section 4.12 Motor Vehicles. Schedule 9 sets forth a list of each Vehicle owned by such Grantor as of the Closing Date.

      Section 4.13 Representations and Warranties of the Second Lien Credit Agreement. The representations and warranties as to such Grantor and its Subsidiaries made by the Borrower in Article IV (Representations and Warranties) of the Second Lien Credit Agreement are true and correct, (a) if such date is the Closing Date, on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (b) otherwise, in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date.

                                   ARTICLE V

                                    COVENANTS

            Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation (other than contingent indemnification obligations as to which no claim has been asserted) or Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing:

      Section  5.1   Maintenance  of  Perfected   Security   Interest;   Further
Documentation and Consents.

            (a) Generally. Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Administrative Agent to Sell any Collateral or which would cause any Collateral to become after the Closing Date Excluded Property set forth in clause (ii) of the definition thereof, except in the ordinary course of business and in connection with transactions permitted by the Second Lien Credit Agreement or as may otherwise be authorized by the Administrative Agent.

            (b) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described, and subject to the limitations set forth in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

            (c) Pursuant to Section 6.1(e) of the Second Lien Credit Agreement, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year (starting with the Fiscal Year ending December 31, 2008) pursuant to Section 6.1(c) of the Second Lien Credit Agreement, the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer containing updated Schedules 3, 4, 5, 6, 7, 8 and 9 to any matter hereafter arising that, if existing or occurring at the Closing Date as of the end of the immediately preceding month ending at least ten (10) Business Days prior to the date of such certificate setting forth would have been required to be set forth or described in such Schedules; provided that no such supplement to any such Schedule shall amend, supplement or otherwise modify any Loan Document or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein (each such certificate a "Collateral Update Certificate").

            (d) At any time and from time to time, upon the written request of an Agent and subject to the limitations set forth in Section 4.2, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as an Agent may reasonably request, including (A) so long as any Event of Default exists, using its commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Administrative Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts to the extent required under Section 7.11 of the Second Lien Credit Agreement.

            (e) If, at any time, the aggregate fair market value of the Collateral consisting of Vehicles (other than Vehicles constituting Excluded Property) exceeds $500,000, the applicable Grantors shall, if requested by the Administrative Agent arrange for the Administrative Agent's second priority security interest to be noted on the certificate of title of each such Vehicle and shall file any other necessary documentation in each jurisdiction that the Administrative Agent shall reasonably deem necessary to perfect its security interests in such Vehicle.

            (f) Such Grantor shall comply with the requirements of Section 7.10(e) of the Second Lien Credit Agreement providing for delivery to Administrative Agent of a landlord's agreement or bailee letter, as applicable, from the lessors of leased property or bailees with respect to warehouse, processor or converter facility or other locations where Collateral is stored or located.

            (g) Notwithstanding anything to the contrary in this Agreement, the Administrative Agent may, without the consent of any Secured Party, not require the Loan Parties to perfect any security interest granted to the Administrative Agent as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

      Section 5.2 Changes in Locations, Name, Etc. Except upon 15 days' prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree to) and delivery to the Administrative Agent of all documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, no Grantor shall do any of the following:

            (i) permit any inventory or equipment to be kept at a location other than those listed on Schedule 4, or as to which the Loan Parties have complied with Section 5.1(f), except for inventory or equipment in transit in the ordinary course of business;

            (ii) change its jurisdiction of organization or its location (for purposes of the UCC), in each case from that referred to in Section 4.3; or

            (iii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

      Section 5.3 Pledged Collateral. (a) Delivery of Pledged Collateral. Subject to Section 3.2(b) hereof, such Grantor shall (i) deliver to the Administrative Agent, in suitable form for transfer and in form and substance satisfactory to the Administrative Agent, (A) all Pledged Certificated Stock,
(B) all Pledged Debt Instruments in excess of $50,000 in the aggregate, and (C) all certificates and instruments evidencing Pledged Investment Property in excess of $50,000 in the aggregate and (ii) maintain all other Pledged
Investment  Property  in excess of  $50,000  in the  aggregate  in a  Controlled
Securities Account; provided that, so long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any Pledged Debt Instruments pledged by such Grantor available to such Grantor for purposes of prosecution, collection or renewal.

            (b) Event of Default. During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

            (c) Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

            (d) Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral that would be inconsistent with or result in any violation of any provision of any Loan Document.

      Section 5.4 Accounts.

            (a) Such Grantor shall not, other than in the ordinary course of business or in a transaction permitted under the Second Lien Credit Agreement,
(i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could materially adversely affect the value thereof.

            (b) If any Event of Default has occurred and is continuing the Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith. If any Event of Default has occurred and is continuing, upon the Administrative Agent's request, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts.

      Section 5.5 Commodity Contracts. Such Grantor shall not have any commodity contract other than with a Person reasonably acceptable to the Administrative Agent and subject to a Control Agreement.

      Section 5.6 Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

            (a) If any amount in excess of $50,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the Administrative Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of CLEARLAKE CAPITAL GROUP, L.P., as Administrative Agent" and, at the request of the Administrative Agent, shall promptly deliver such instrument or tangible chattel paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent.

            (b) Except pursuant to the Second Lien Loan Documents and to the extent permitted under the Second Lien Credit Agreement, such Grantor shall not grant "control" (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Administrative Agent.

            (c) If such Grantor is or becomes the beneficiary of a letter of credit in excess of $50,000 that is not a supporting obligation of any Collateral, such Grantor shall promptly, and in any event within 5 Business Days after becoming a beneficiary, notify the Administrative Agent thereof and, if so requested by the Administrative Agent, use commercially reasonable efforts to enter into a Contractual Obligation with the Administrative Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to the Administrative Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also permit the Administrative Agent, after the occurrence and during the continuance of an Event of Default, to direct all payments thereunder to a Security Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Administrative Agent.

            (d) If any amount in excess of $50,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Administrative Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

      Section 5.7 Intellectual Property.

            (a) Within 60 days after such Grantor acquires any Registered Intellectual Property, such Grantor shall provide the Administrative Agent notification thereof and the short-form intellectual property agreements as described in this Section 5.7 and other documents that the Administrative Agent reasonably requests with respect thereto.

            (b) Such Grantor shall (and shall use commercially reasonable efforts to cause all its licensees to) (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under Trademarks included in the Material Intellectual Property as are maintained as of the date hereof, (3) use Trademarks included in the Material Intellectual Property with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of any Trademark included in the Material Intellectual Property unless the Administrative Agent shall obtain a perfected security interest in such other Trademark pursuant to, and subject to the terms and conditions of, this Agreement (including without limitation any applicable qualifications set forth in Sections 4.2 and 5.7(e)) and (ii) not do any act or omit to do any act whereby (w) any Trademark included in the Material Intellectual Property (or any goodwill associated therewith) may become destroyed, invalidated, tarnished or abandoned in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated or fall into the public domain or (z) any Trade Secret that is included in the Material Intellectual Property may become publicly available or otherwise unprotectable, unless with respect to (i) and (ii) such action may be otherwise authorized by the Administrative Agent in writing.

            (c) Such Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability of or such Grantor's ownership of, interest in, or right to use, register or maintain any such Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office, other than, for the avoidance of doubt, office actions that arise in the ordinary course of prosecution of any pending applications for patenting or registering any Material Intellectual Property). Such Grantor shall take all commercially reasonable actions that are necessary or reasonably requested by the Administrative

Agent to maintain and prosecute each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property, except as may otherwise be authorized by the Administrative Agent in writing.

            (d) Such Grantor shall not knowingly infringe, misappropriate, dilute or violate the Intellectual Property of any other Person. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated or diluted by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

            (e) Such Grantor shall execute and deliver to the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent the short-form intellectual property security agreements in the form attached hereto as Annex 3, and such other documents suitable for filing in the Applicable IP Office as may be reasonably requested by the Administrative Agent, for all Registered Intellectual Property acquired by such Grantor after the date hereof in which a security interest may be perfected under applicable law.

      Section 5.8 Notices. Such Grantor shall promptly notify the Administrative Agent in writing of its acquisition of any material interest hereafter in property (other than Intellectual Property) that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

      Section 5.9 Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim with an aggregate value in excess of $50,000 (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, promptly upon such acquisition, deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, any document, and take all other action, deemed by the Administrative Agent to be reasonably necessary for the Administrative Agent to obtain, on behalf of the Lenders, a perfected security interest having at least the priority set forth in
Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.9 shall, after the receipt thereof by the Administrative Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

      Section 5.10 Compliance with Second Lien Credit Agreement. Such Grantor agrees to comply with all covenants and other provisions applicable to it under the Second Lien Credit Agreement, including Sections 2.17 (Taxes), 11.3 (Costs and Expenses) and 11.4 (Indemnities) of the Second Lien Credit Agreement and agrees to the same submission to jurisdiction as that agreed to by the Borrower in the Second Lien Credit Agreement.

                                   ARTICLE VI

                               REMEDIAL PROVISIONS

      Section 6.1 Code and Other Remedies.

            (a) UCC Remedies. During the existence and continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

            (b) Disposition of Collateral. Without limiting the generality of the foregoing, the Administrative Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the maximum extent permitted by Requirements of
Law), during the existence and continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Administrative Agent's claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) Sell, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released to the extent permitted by Requirements of Law.

            (c) Management of the Collateral. Each Grantor further agrees, that, during the existence and continuance of any Event of Default, (i) at the Administrative Agent's request, it shall assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere, (ii) without limiting the foregoing, the Administrative Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Administrative Agent and, while any such Collateral is so stored or kept, take such actions as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Administrative Agent is able to Sell any Collateral, the Administrative Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent and (iv) the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Administrative Agent's remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Administrative Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Administrative Agent.

            (d) Application of Proceeds. The Administrative Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Second Lien Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any Requirement of Law, need the Administrative Agent account for the surplus, if any, to any Grantor.

            (e) Direct Obligation. Neither the Administrative Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Administrative Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

            (f) Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent to do any of the following after the occurrence and during the continuance of an Event of Default:

            (i) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Administrative Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

            (ii) fail to obtain Permits, or other consents, for access to any Collateral to Sell or for the collection or Sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

            (iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

            (iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

            (v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Administrative Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

            (vi) dispose of assets in wholesale rather than retail markets;

            (vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

            (viii) purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of any Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

            (g) IP Licenses. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, Sell or grant options to purchase any Collateral) upon the occurrence and during the continuance of an Event of Default, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor, but exercisable only upon the occurrence and during the continuance of an Event of Default), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor), exercisable only upon the occurrences and during the continuance of an Event of Default, to use, operate and occupy all Real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

      Section 6.2 Accounts and Payments in Respect of General Intangibles.

            (a) In addition to, and not in substitution for, any similar requirement in the Second Lien Credit Agreement, if required by the Administrative Agent at any time during the existence and continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 5 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent, in a Security Cash Collateral Account, subject to withdrawal by the Administrative Agent as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

            (b) At any time during the existence and  continuance of an Event of
Default:

            (i) each Grantor shall, upon the Administrative Agent's request, deliver to the Administrative Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent;

            (ii) the Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Administrative Agent may at any time during the continuance of an Event of Default enforce such Grantor's rights against such account debtors and obligors of general intangibles; and

            (iii) each Grantor shall take all actions, deliver all documents and
      provide  all  information   necessary  or  reasonably   requested  by  the
      Administrative Agent to ensure any Internet Domain Name is registered.

            (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

      Section 6.3 Pledged Collateral.

            (a) Voting Rights.  During the existence and continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            (b) Proxies. In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the
Administrative Agent may from time to time reasonably request (upon the occurrence and during the continuance of an Event of Default) and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the existence and continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted).

            (c) Authorization of Issuers. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that states that an Event of Default exists and is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) upon the occurrence and during the continuance of an Event of Default, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Administrative Agent.

      Section 6.4 Proceeds to be Turned Over to and Held by Administrative Agent. Unless otherwise expressly provided in the Second Lien Credit Agreement or this Agreement, upon the occurrence and during the continuance of an Event of Default, all proceeds of any

Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Administrative Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by the Administrative Agent in cash or Cash Equivalents shall be held by the Administrative Agent in a Security Cash Collateral Account. All proceeds being held by the Administrative Agent in a Security Cash Collateral Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Second Lien Credit Agreement.

      Section 6.5 Private Sales.

            (a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

            (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 6.5 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Second Lien Credit Agreement.

      Section 6.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Administrative Agent or any other Secured Party to collect such deficiency.

                                  ARTICLE VII

                            THE ADMINISTRATIVE AGENT

      Section 7.1 Administrative Agent's Appointment as Attorney-in-Fact.

            (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents following the occurrence and during the continuance of an Event of Default, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default exists and is continuing (as at any time with respect to clause (ii) below):

            (i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

            (ii) in the case of any Intellectual Property that is part of the Collateral, execute, deliver and have recorded any document that the Administrative Agent may request to evidence, effect, publicize or record the Administrative Agent's security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

            (iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Second Lien Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

            (iv) execute,  in  connection  with any sale provided for in Section
      6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the Sale of any Collateral; or

            (v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign, to the extent permissible, any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, Sell, grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes and do, at the Administrative Agent's option, at any time or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties' security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

            (b) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

            (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in Section 2.9 (Interest) of the Second Lien Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

            (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

      Section 7.2 Authorization to File Financing Statements. Each Grantor authorizes the Administrative Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as "all assets of the debtor". A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for the Administrative Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

      Section 7.3 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Second Lien Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

      Section 7.4 Duty; Obligations and Liabilities.

            (a) Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's interest in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Administrative Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Administrative Agent in good faith.

            (b)  Obligations  and  Liabilities  with respect to  Collateral.  No
Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Administrative Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.1 Reinstatement. Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor's liability hereunder shall have been released or terminated by virtue of the foregoing or
(b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

      Section 8.2 Release of Collateral.

            (a) At the time provided in clause (b)(iii) of Section 10.10 (Release of Collateral or Guarantors) of the Second Lien Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

            (b) If the Administrative Agent shall be directed or permitted pursuant to clause (i) or (ii) of Section 10.10(b) of the Second Lien Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such clauses (i) and (ii). In connection therewith, the Administrative Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

            (c) At the time provided in Section 10.10(a) of the Second Lien Credit Agreement and at the request of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Securities of such Grantor shall be Sold to any Person in a transaction permitted by the Loan Documents. In connection therewith, the Administrative Agent, upon receipt of reasonable advance notice from any Grantor, shall execute and deliver such documents as such Grantor shall reasonably request to evidence such release.

      Section 8.3 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations of each other Grantor. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.

      Section 8.4 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.6), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

      Section 8.5 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Second Lien Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.

      Section 8.6 Additional Grantors; Additional Pledged Collateral.

            (a) Joinder Agreements. If, at the option of the Borrower or as required pursuant to Section 7.10 of the Second Lien Credit Agreement, the Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a joinder agreement substantially in the form of Annex 2 (each, a "Joinder Agreement") and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

            (b) Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a "Pledge Amendment"). Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement.

      Section 8.7 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.11 of the Second Lien Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower's notice address set forth in such Section 11.11 of the Second Lien Credit Agreement.

      Section 8.8 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

      Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be
detached  from  multiple   separate   counterparts  and  attached  to  a  single
counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

      Section 8.10 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

      Section 8.11 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

      Section 8.12 Jurisdiction.

            (a) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

            (b) Service of Process. Each Grantor (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified in Section 11.11 of the Second Lien Credit Agreement (and shall be effective when such mailing shall be effective, as provided therein). Each Grantor (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (c)  Non-Exclusive  Jurisdiction.  Nothing contained in this Section
8.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.

      Section 8.13 WAIVER OF JURY TRIAL. Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any loan document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this agreement by the mutual waivers and certifications in this Section 8.13.

      Section 8.14 Subordination.

            (a) Each Grantor executing this Agreement covenants and agrees that the payment of all indebtedness, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Loan Party), fees, charges, expenses, attorneys' fees and any other sum, obligation or liability owing by any other Grantor to such Grantor, including any intercompany trade payables or royalty or licensing fees (collectively, the "Intercompany Obligations"), is subordinated, to the extent and in the manner provided in this Section 8.14, to the prior payment in full of all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) (herein, the "Senior Obligations") and that the subordination is for the benefit of Administrative Agent and the other Secured Parties, and Administrative Agent may enforce such provisions directly.

            (b) Each Grantor executing this Agreement hereby (i) authorizes Administrative Agent to demand specific performance of the terms of this Section 8.14, whether or not any other Grantor shall have complied with any of the provisions hereof applicable to it, at any time when such Grantor shall have failed to comply with any provisions of this Section 8.14 which are applicable to it and (ii) irrevocably waives (to the maximum extent permitted by Requirements of Law) any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

            (c) Upon any distribution of assets of any Loan Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

            (i) Administrative Agent and other Secured Parties shall first be entitled to receive payment in full in cash of the Senior Obligations before any Grantor is entitled to receive any payment on account of the Intercompany Obligations.

            (ii) Any payment or distribution of assets of any Grantor of any kind or character, whether in cash, property or securities, to which any other Grantor would be entitled except for the provisions of this Section 8.14(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to Administrative Agent, to the extent necessary to make payment in full of all Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefore to Administrative Agent and the other Secured Parties.

            (iii) In the event that notwithstanding the foregoing provisions of this Section 8.14(c), any payment or distribution of assets of any Grantor of any kind or character, whether in cash, property or securities, shall be received by any other Grantor on account of the Intercompany Obligations before all Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to Administrative Agent for application to the payment of the Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) until all of the Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefore to Administrative Agent and other Secured Parties.

            (d) No right of Administrative Agent and the other Secured Parties or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Grantor with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

      Section 8.15 Hands On. Upon the effective time of the Hands On Merger, this Agreement will be duly executed and delivered by Hands On in its capacity as successor to Merger Sub as the surviving corporation (the "Surviving Corporation") of the Hands On Merger upon the effective time of the Hands On Merger, and Hands On will succeed and replace Merger Sub as a party to this Agreement. Each of the Schedules to this Agreement includes all such information required to be set forth on such Schedules with respect to Hands On as the Surviving Corporation after giving effect to the Hands On Merger.

      Section 8.16 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. The Administrative Agent covenants and agrees that it shall provide the Grantors with a copy of any amendments, waivers, supplements or other modifications to the Intercreditor Agreement promptly after it has knowledge of the same and no changes to the Intercreditor Agreement (other than those acknowledged by the Borrower) shall effect the obligations of the Grantors hereunder other than in connection with the perfection of the liens and security interests granted herein as set forth in
Section 3.2(b) hereof.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, each of the undersigned has caused this Second Lien Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

                                   GOAMERICA, INC., as Borrower

                                   By: /s/ Daniel R. Luis
                                       --------------------------
                                   Name: Daniel R. Luis
                                   Title: Chief Executive Officer

                                   HOVRS ACQUISITION CORPORATION, as Grantor

                                   By: /s/ Daniel R. Luis
                                       --------------------------
                                   Name: Daniel R. Luis
                                   Title: Chief Executive Officer

                                   GOAMERICA RELAY SERVICES CORP., as Grantor

                                   By: /s/ Daniel R. Luis
                                       --------------------------
                                   Name: Daniel R. Luis
                                   Title: Chief Executive Officer

                                   GOAMERICA COMMUNICATIONS CORP., as Grantor

                                   By: /s/ Daniel R. Luis
                                       --------------------------
                                   Name: Daniel R. Luis
                                   Title: Chief Executive Officer

                                   WYND COMMUNICATIONS CORPORATION,
                                   as Grantor

                                   By: /s/ Daniel R. Luis
                                       --------------------------
                                   Name: Daniel R. Luis
                                   Title: Chief Executive Officer

                                   HOTPAPER.COM, INC., as Grantor

                                   By: /s/ Daniel R. Luis
                                       --------------------------
                                   Name: Daniel R. Luis
                                   Title: Chief Executive Officer

                                   OUTBACK RESOURCE GROUP, INC., as Grantor

                                   By: /s/ Daniel R. Luis
                                       --------------------------
                                   Name: Daniel R. Luis
                                   Title: Chief Executive Officer

                                   HOSLS ACQUISITION CORPORATION, as Grantor

                                   By: /s/ Daniel R. Luis
                                       --------------------------
                                   Name: Daniel R. Luis
                                   Title: Chief Executive Officer

            IN WITNESS WHEREOF, the undersigned Grantor, in its capacity as successor to Merger Sub and the Surviving Corporation of the Hands On Merger, has caused this Second Lien Guaranty and Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above at the effective time of the Hands On Merger.

                                   HANDS ON VIDEO RELAY SERVICES INC.,
                                      as Grantor

                                   By: /s/ Daniel R. Luis
                                       -----------------------------
                                   Name: Daniel R. Luis
                                   Title: Co-Chief Executive Officer

ACCEPTED AND AGREED
as of the date first above written:

CLEARLAKE CAPITAL GROUP, L.P., as
Administrative Agent

By: CCG Operations, LLC
Its: General Partner

By /s/ Behdad Eghbali
   ---------------------------
   Name: Behdad Eghbali
   Title: Authorized Signatory